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                                                                   EXHIBIT (b) 3

PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR
ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------

                                                       PhoneTel         International      International
                                                     Technologies         Payphones          Payphones           Paramount
                                                         [6]           South Carolina        Tennessee         Communications
                                                   -----------------  ------------------ ------------------  -------------------
REVENUES:
       Coin calls and commissions                       $14,811,361          $3,360,596         $1,194,621           $3,751,744
       Operator services and other                        3,906,622                   -                  -            1,923,724
                                                   -----------------  ------------------ ------------------  -------------------
                                                         18,717,983           3,360,596          1,194,621            5,675,468
                                                   -----------------  ------------------ ------------------  -------------------
COSTS AND EXPENSES:
       Line and transmission charges                      5,475,699             983,204            608,061            1,543,956
       Location commissions                               3,467,626             615,527                  -              696,443
       Other operating expenses                           5,310,262             709,281                  -                    -
       Depreciation and amortization                      4,383,049             451,929             91,174              393,204
       Selling, general and administrative                3,200,742             479,083            471,854            2,407,479
       Contractual settlements and
          restructuring charges                           2,169,503                   -                  -                    -
                                                   -----------------  ------------------ ------------------  -------------------
                                                         24,006,881           3,239,024          1,171,089            5,041,082
                                                   -----------------  ------------------ ------------------  -------------------
          (Loss) income from operations                  (5,288,898)            121,572             23,532              634,386

   Other income (expense)                                         -                 733                916              (85,231)
   Interest expense                                        (781,808)           (149,248)                 -              (64,210)
   Interest expense - accretion of debt                     (55,103)                  -                  -                    -
   Interest income                                           16,112                   -                666               14,800
                                                   -----------------  ------------------ ------------------  -------------------

(Loss) income before income taxes
       and extraordinary items                           (6,109,697)            (26,943)            25,114              499,745

   Income taxes                                                   -              35,800              2,300                    -
                                                   -----------------  ------------------ ------------------  -------------------
(LOSS) INCOME BEFORE
       EXTRAORDINARY ITEMS                              ($6,109,697)           ($62,743)           $22,814             $499,745
                                                   =================  ================== ==================  ===================

Earnings per share calculation:
   Preferred dividend payable in cash                      (309,668)                  -                  -                    -
   Preferred dividend payable in kind                             -                   -                  -                    -
   Redemption of 10%, 8%, and
       7% Preferred                                               -                   -                  -                    -
                                                   -----------------  ------------------ ------------------  -------------------
(Loss) income before extraordinary
        items applicable to
       common shareholders                              ($6,419,365)           ($62,743)           $22,814             $499,745
                                                   =================  ================== ==================  ===================
Per common share loss before
       extraordinary items                                   ($3.29)
                                                   =================
Weighted average number of shares                         1,950,561             365,520            190,069
                                                   =================  ================== ==================


                                                               Pro Forma                    Pro Forma
                                                              Adjustments                  Adjustments
                                                                  for                       for Debt            Pro Forma
                                                   Ref       Acquisitions        Ref      Restructuring          Combined
                                                  ------- --------------------  ------- ------------------  -------------------
REVENUES:
       Coin calls and commissions                                           -                           -          $23,118,322
       Operator services and other                                          -                           -            5,830,346
                                                          --------------------          ------------------  -------------------
                                                                            -                           -           28,948,668
                                                          --------------------          ------------------  -------------------
COSTS AND EXPENSES:
       Line and transmission charges                                        -                           -            8,610,920
       Location commissions                                                 -                           -            4,779,596
       Other operating expenses                                             -                           -            6,019,543
       Depreciation and amortization               [4]             $3,575,564                           -            8,894,920
       Selling, general and administrative         [4]             (1,146,051)                          -            5,413,107
       Contractual settlements and
          restructuring charges                                             -                           -            2,169,503
                                                          --------------------          ------------------  -------------------
                                                                    2,429,513                           -           35,887,589
                                                          --------------------          ------------------  -------------------
          (Loss) income from operations                            (2,429,513)                          -           (6,938,921)

   Other income (expense)                                                   -                           -              (83,582)
   Interest expense                                                         -    [5]          ($3,462,527)          (4,457,793)
   Interest expense - accretion of debt                                     -    [5]           (3,022,564)          (3,077,667)
   Interest income                                                          -                           -               31,578
                                                          --------------------          ------------------  -------------------

(Loss) income before income taxes
       and extraordinary items                                     (2,429,513)                 (6,485,091)         (14,526,385)

   Income taxes                                                             -                           -               38,100
                                                          --------------------          ------------------  -------------------
(LOSS) INCOME BEFORE
       EXTRAORDINARY ITEMS                                        ($2,429,513)                ($6,485,091)        ($14,564,485)
                                                          ====================          ==================  ===================

Earnings per share calculation:
   Preferred dividend payable in cash                                       -    [5]              309,668                    -
   Preferred dividend payable in kind                                       -    [5]             (653,235)            (653,235)
   Redemption of 10%, 8%, and
       7% Preferred                                                         -    [5]           (2,002,386)          (2,002,386)
                                                          --------------------          ------------------  -------------------
(Loss) income before extraordinary
        items applicable to
       common shareholders                                        ($2,429,513)                ($8,831,044)        ($17,220,106)
                                                          ====================          ==================  ===================
Per common share loss before
       extraordinary items                                                                                              ($6.87)
                                                                                                            ===================
Weighted average number of shares                                                                                    2,506,150
                                                                                                            ===================

The accompanying notes are an integral part of these financial statements.


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